ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                      BOULDER CAPITAL OPPORTUNITY III, INC.

         Pursuant to the provisions of the Colorado Corporation code, Boulder Capital Opportunities III, Inc. adopts the following Articles of Amendments to it Articles of Incorporation:

         The following amendment to the Articles of Incorporation was authorized on _______________, as prescribed by the Colorado Corporation Act, by a vote of a majority of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         FIRST:            The name of the Corporation is hereby changed to:

                                            Sonic Jet Performance, Inc.

         SECOND:           The manner, if not set forth in such amendment, in
which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                                            None.

         THIRD:            The manner in which such amendment effects a
change in the amount of stated capital as changed by such amendment, are as follows:

                                            None.

                                         Boulder Capital Opportunities III, Inc.

                                         By:_____________________________
                                               President
Attest:_________________________
         Secretary

STATE OF COLORADO                           )
                                            ) ss.
COUNTY OF _________________                 )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Alex Mardikian, President of Boulder Capital Opportunities III, Inc., a Colorado corporation, this _____ day of ______________, 1998.

         My Commission expires:                       --------------------------
                                                      Notary Public

                                                      Address:
STATE OF COLORADO                   )
                                    ) ss.
COUNTY OF JEFFERSON                 )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by __________________ as Secretary of Boulder Capital Opportunities III, Inc. a Colorado corporation, this _____ day of _________________, 1998.


         My Commission expires:                   --------------------------
                                                  Notary Public